UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A-2

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2006

ENVIROKARE TECH, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-26095	88-0412549

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

641 Lexington Avenue, 14th Floor New York, NY 10022	10022

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 634-6333

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The following disclosures are being revised in accordance with a comment letter received from the SEC staff on January 4, 2006.

(a) On December 27, 2005, the registrant's President and Chief Financial Officer, in consultation with the Board of Directors and the registrant's independent registered public accounting firm, concluded that the previously issued financial statements contained in the registrant's Annual Reports on Form 10-KSB for the years ended December 31, 2004, 2003, 2002 and 2001 and its Quarterly Reports on Form 10-QSB for the interim quarterly periods during 2005 should not be relied upon because of errors in those financial statements and that the registrant would restate these financial statements to make the necessary accounting corrections.

          The President and Chief Financial Officer of the registrant have discussed the matters disclosed in this report with Williams and Webster, P.S., its independent registered public accounting firm, the matters disclosed in this current report on Form 8-K pursuant to this item 4.02(a).  A general description of these changes includes changes in amortization periods, disclosure controls and other accounting treatments which are set forth in more detail below.

December 28, 2005

Forms 10-KSB for the Fiscal Years Ended December 31, 2004, 2003, 2002 and 2001 and interim Quarterly Reports on Forms 10-QSB for quarterly periods ended in 2005.

          The Company has received comment from the SEC and proposes to amend Item 8A Controls and Procedures disclosures and have those amended disclosure statements included in the Company's amended filings for the Fiscal years ended December 31, 2004, 2003, 2002 and 2001 and interim reports filed on Forms 10-QSB for the Quarters ended during 2005.  The Company further notes that the Item 8A Controls and Procedures will identify the principal executive and principal financial officers who participated in evaluating the disclosure controls and procedures and the Item 8A will contain a statement concerning whether there were changes in the Company's internal controls during the quarter and the conclusion the Company came to concerning the effectiveness of the Company's disclosure controls and procedures.

          The Company received comment from the SEC and has proposed to add additional disclosure in compliance with Regulation S-B concerning the comparison of financial position and results of operation for the two years ended December 31, 2004.  The restatement of this information is in compliance with item 303(b) of Regulation S-B.

          The Company received comment from the SEC concerning that status of product development projects, for the Fiscal years ended December 31, 2004 and 2003 and the Company proposes to expand its disclosure under the subheading entitled Product Development E Pallet, within the Management's Discussion and Analysis or Plan of Operation section of the Annual Reports on Form 10-KSB, for the years ended December 31, 2004, 2003, 2002 and 2001 to provide additional information concerning the status of the product development projects.

          The Company will amend its Exhibits 31.1 and 31.2 officer certifications for the Fiscal years ended December 31, 2004, 2003, 2002 and 2001 and interim reports filed on Forms 10-QSB for the Quarters ended during 2005, where appropriate, to include the more current disclosures as required by those certifications.

          The Company received comment from the SEC concerning amortization of a license obtained from TCD, Inc. in 2001, and notwithstanding the Company's current disclosures concerning the TCD license, the Company has proposed to amend its filings for the Fiscal years ended December 31, 2004, 2003, 2002 and 2001, to reflect the amortization of the TCD license, with amortization of the license commencing on the date of acquisition and with the license being fully amortized by the end of the original license agreement date, September 30, 2003.  The Company also proposes to amend the financial statement note disclosure concerning the TCD license to reflect the amortization of that license.

          The Company received comment from the SEC concerning impairment and amortization of the Company's acquired patent application entitled "Apparatus and Method for Facilitating Shipping and Commerce", and notwithstanding the Company's prior statements and disclosures relating to the accounting treatment of this intangible asset, the Company has proposed to amortize the value of the patent during the Fiscal years ended December 31, 2001, 2002 and the nine month period ending September 30, 2003 and to write down the remaining full value of the intangible asset during the fiscal year ended December 31, 2003 and restate its financial statements to reflect the effect of the write down against retained earnings for the periods ended December 31, 2003 and December 31, 2004, and to amend its note disclosures for the same periods to disclose the accounting treatment applied for the intangible asset.

          The Company received comment from the SEC concerning accounting treatment for 5,125,000 warrants issued in December 2003, as a part of a restructured debt offering by the Company, which resulted in an additional charge to earnings of $457,150 for the fiscal year ended December 31, 2003, the Company has proposed to file an amended Form 10-KSB, for the Fiscal years ended December 31, 2004 and 2003, to reflect this restatement, in conjunction with the amendment that flows from accounting treatment of the original issuance of debt, pursuant to application of requirements as contained in APB 14.  The Company further proposes to amend its financial statements to provide the appropriate accounting treatment that recognizes the fair value of the warrants as a discount on the debt issued with amortization of the discount over the life of the debt.  Further, the Company proposes to amend its note disclosures to reflect the accounting treatment previously described.

          The Company received comment from the SEC concerning accounting treatment for 900,000 warrants issued in connection with a private debt offering undertaken by the Company in December 2003, which resulted in an immediate charge to earnings of $110,813 for the fiscal year ended December 31, 2003 and which charge was recorded as a finance charge in the Company’s Statement of Operations for the year then ended.  The Company has proposed to file an amended Form 10-KSB, for the Fiscal years ended December 31, 2004 and 2003, to recognize, in conjunction with the amendment that flows from accounting treatment of the original issuance of debt and pursuant to application of requirements as contained in APB 14,  the fair value of the warrants as a discount on the debt issued with amortization of the discount over the life of the debt.  Further, the Company proposes to amend its note disclosures to reflect the accounting treatment previously described.

          The Company received comment from the SEC concerning a warrant exercise that took place during late 2003, wherein a modification was made to the warrants prior to the exercise, and notwithstanding the Company's prior disclosures as contained in its prior financial reports the Company has proposed to take a charge to earnings in the period ended December 31, 2003, the period in which the warrants were modified.  Further, the Company proposes to amend the associated financial statement note to reflect the accounting application and treatment utilized in accounting for the modification of the warrants.

Form 10-QSB for the Fiscal Quarter Ended June 30, 2005

          The Company received comment from the SEC concerning disclosures as contained in Item 3. Controls and Procedures, and the Company has proposed to amend the current statement to reflect current format and content, as required for that Item 3 disclosure.

          The Company received comment from the SEC concerning the amortization of the "Apparatus and Method for Facilitating Shipping and Commerce" technology, and notwithstanding the Company's financial statement disclosures as contained in prior periodic reports, the Company has proposed to write down the intangible asset during the year ended December 31, 2003, in the full amount.  Accordingly, the Company will reverse any accounting effects for amortization of the asset in the interim Forms 10-QSB for the Quarters ended in 2005 and the accompanying notes to the financial statements will disclose these adjustments in the amended filings.  The life of the TCD patents has been calculated at twenty years from the earliest non-provisional filing date, which date the Company believes also represents the legal life of the patents.  Accordingly, the Company expects that the patents acquired in the acquisition of TCD will expire commencing late 2023, and the Company proposes to amortize the patent value over the remaining life of the acquired patents.  The Company has changed its estimate of useful lives for its acquired patents to reflect the prior discussion.  The audit of the acquired entity, TCD, has not been completed, and completion of this audit precludes the determination of final allocation of costs to patents.  Accordingly, the changes in patent life estimate will be reflected in the Company's amended and restated filings, once the audit of TCD is completed, and the anticipated changes will result in adjustments to the figures and disclosure presently shown in the Company's interim Forms 10-QSB for the Quarters ended in 2005, and, specifically, in financial statement Note 10 and Item 2. Management Discussion and Analysis of those reports.

          The Company received comment from the SEC concerning filing and 8-K including proforma information concerning the acquisition of TCD, Inc., the Company will provide such appropriate pro forma information, as soon as the audit of the books and records of TCD is complete.  This information will be provided in an amended Form 8-K.

          The Company received comment from the SEC concerning the TCD patent valuation, resulting from the merger of TCD into the Company's wholly-owned subsidiary, ECC, presently showing in the Company's interim Forms 10-QSB for the Quarters ended during 2005, and notwithstanding the Company's prior disclosures in its interim financial statements for the Quarters ended in 2005, the Company has proposed to amend its current disclosures to show the effect of the prior period amortization of the TCD license, as discussed previously herein.

          The Company received comment from the SEC concerning the Company's disclosures as contained in Item 2. of the MD&A in its interim financial statements for the Quarters ended in 2005, the Company has proposed to amend its disclosures to reflect changes as proposed and discussed above.

Item 4.02 (b)

          The Company had originally received a letter on December 27, 2005 from its independent registered accountant Williams & Webster, P.S. that financial statements for the years ended December 31, 2004 and 2003 contain errors and material departures which will have to be corrected and have withdrawn their respective audit reports.  The Company received a revised letter from its independent registered accountants, Williams & Webster, P.S., on January 17, 2006, stating that the financial statements for the years ended December 31, 2004, 2003, 2002 and 2001 contain errors and material departures which will have to be corrected and have withdrawn their respective audit reports.  The President of the Company has discussed matters disclosed in this filing with the Company's independent registered accountant and further, pursuant to Item 4.02(c), has provided them with a copy of this disclosure and has requested that they furnish a letter addressed to the Commission stating that they are in agreement with the responses made by the registrant or if not in agreement, the respects in which they do not agree.  The registrant will file this response letter with the Commission within two days of receipt.

Item 4.02 (c)(3)

            The Company has received the attached revised letter addressed to the Securities and Exchange Commission from its independent registered public accountants, Williams & Webster, P.S., dated January 17, 2006, indicating that they are in agreement with the statements made by the registrant in its Form 8-K/A-2 filed January 17, 2006.

Exhibit 7.1   Revised letter from Williams & Webster, P.S., dated January 17, 2006, to the registrant's Board of Directors.

Exhibit 7.2  Revised letter to the Securities and Exchange Commission from Williams & Webster, P.S., dated January 17, 2006.

SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	January 17, 2006

Envirokare Tech, Inc.

Registrant

By:	/s/ George Kazantzis

George Kazantzis, President